1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K



                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934



Date  of  Report  (Date  of  Earliest  Event  Reported):  November  12,  1998


                             MONACO FINANCE, INC.
                             --------------------
              (Exact Name of Registrant as Specified in Charter)

                 Colorado          0-18819          84-1088131
                 --------          -------          ----------
         (State or Other Jurisdiction          (Commission File Number)
                     (I.R.S. Employer Identification No.)
                               of Incorporation)


                      370 Seventeenth Street, Suite 5060
                                Denver, Colorado 80202
                        ------------------------------
                   (Address of Principal Executive Offices)


Registrant's  Telephone  Number,  Including  Area  Code:        (303) 592-9411


                                      N/A
                                      ---
         (Former Name or Former Address, if Changed Since Last Report)


Total  number  of  pages  is  4.

The  exhibit  index  appears  at  sequential  page  no.  2.

ITEM  5.  OTHER  EVENTS.

     On November 12, 1998, the shareholders of Monaco Finance, Inc. (the "Company") approved a reverse split of the Company's Class A and Class B Common Stock on the basis of one share for each five shares issued and outstanding. On November 19, 1998, the Company's Board of Directors reviewed and approved the split to be effective at the open of trading on the Nasdaq Stock Market on Monday, November 23, 1998.

     By letter dated November 4, 1998, The Nasdaq Stock Market Inc. advised the Company that it would move the Company's listing of its Class A Common Stock to the Nasdaq SmallCap Market effective November 6, 1998, pursuant to the requirement that the Company effectuate a reverse split of that stock sufficient to bring it into compliance with the $1.00 per share minimum bid price. Thereafter, the closing bid price must meet or exceed $1.00 per share for a minimum of ten consecutive trading days. In addition, the Company must be able to demonstrate compliance with all requirements for continued listing on the Nasdaq SmallCap Market. Nasdaq has informed the Company that for the 20 trading days after the reverse stock split is effected, the Class A Common Stock will trade on the Nasdaq SmallCap Market under the symbol "MONAD." Thereafter, it will revert to "MONFA." In the event the requirements for trading on the Nasdaq SmallCap Market are not satisfied, management anticipates that the Class A Common Stock will trade on the OTC Bulletin Board.

     On November 12, 1998, the shareholders of the Company also approved an amendment to its articles of incorporation, a copy of which is attached hereto as Exhibit 3.6.

ITEM  7.  FINANCIAL  STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)          Exhibits.

     3.6          Articles  of  Amendment  to  Articles  of  Incorporation


     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


MONACO  FINANCE,  INC.



Date: November  19,  1998             By:        /s/ Irwin L. Sandler
      -------------------                ----------------------------
                                      Its: Executive  Vice  President
                                           --------------------------

------
Exhibit  3.6


          Form of Articles of Amendment to Articles of Incorporation
                      if Reverse Stock Split is effected


                             ARTICLES OF AMENDMENT
                                    TO THE
                           ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:  The  name  of  the  corporation  is          MONACO  FINANCE,  INC.
                                                     ----------------------

SECOND: The following amendment to the Articles of Incorporation was adopted on November 12, 1998, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

           No shares have been issued or Directors Elected - Action by Incorporators

          No shares have been issued but Directors Elected - Action by Directors

          Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.

   X             Such amendment was adopted by a vote of the shareholders. The
----
number  of  shares  voted  for  the  amendment  was  sufficient  for approval.
--


The  Articles  of  Incorporation  shall  be  amended  by striking the existing
Section 4.1 of the Preferences, Limitations And Relative Rights of 8% Cumulative Convertible Preferred Stock, Series 1998-1 and inserting in lieu thereof the following new section:

     4.1 VOLUNTARY CONVERSION. The Preferred Stock may be converted in whole or in part at any time and from time to time into shares of Class A Common Stock ("Voluntary Conversion") at the rate of four shares of Class A
Common Stock for each two shares of Preferred Stock so converted (the "Conversion Ratio"). The Conversion Ratio is subject to automatic adjustment as provided in Section 4.8.

The  Articles  of  Incorporation  shall  be  amended  by striking the existing
Section 4.8 of the Preferences, Limitations And Relative Rights of 8% Cumulative Convertible Preferred Stock, Series 1998-1 and inserting in lieu thereof the following new section:

     4.8 STOCK SPLITS AND STOCK DIVIDENDS. In case the Corporation shall at any time issue Class A Common Stock -by way of dividend or other distribution on any stock of the Corporation or subdivide or combine the out-standing shares of Class A Common Stock, the Conversion Ratio and the market price of the Class A Common Stock that causes Automatic Conversion of the Preferred Stock into shares of Class A Common Stock as provided in Section
4.2 herein shall be decreased in the case of such issuance (on the day following the date fixed for determining sharehold-ers entitled to receive such dividend or other distribution) or decreased in the case of such subdivision or increased in the case of such combination (on the date that such subdivi-sion or combination shall become effective) in same proportion as the increase or decrease in the outstanding shares of Class A Common Stock.


THIRD:    If  changing  corporate  name,  the  new  name of the corporation is



FOURTH:    The  manner,  if  not  set  forth  in  such amendment, in which any exchange,  reclassification,  or cancellation of issued shares provided for in
the  amendment  shall  be  effected,  is  as  follows:    None


If these amendments are to have a delayed effective date, please list that date:
(Not  to  exceed  ninety  (90)  days  from  the  date  of  filing)

                             MONACO FINANCE, INC.


Signature:  /s/ Morris Ginsburg
            ----------------------------
            Morris  Ginsburg,  President